UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2011

NEW AMERICA ENERGY CORP.
Exact name of registrant as specified in its charter

Nevada	000-54243	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Rd, Suite D#138, Las Vegas, Nevada	89103
(Address of principal executive offices)	(Zip Code)

(800) 508-6149
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1

REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 – Entry into a Material Definitive Agreement

Extension of Van-Ur Agreement

On February 3, 2011, New America Energy Corp. (the “Company”) entered into and closed property acquisition agreements with First Liberty Power Corp. (“FLPC”), and GeoXplor Inc. (“GeoXplor”). Pursuant to the terms of the agreements, we acquired an option, as well as exploration rights, in certain unpatented mining claims located in Southern Utah known as the Uravan Property (the “Van-Ur Agreement”). Pursuant to the terms of the Van-Ur Agreement, we agreed to provide the following payments and other consideration to the two parties:

To FLPC:

•
$10,000 on the execution of the agreement; $33,333 within 120 days of the execution of the agreement; $33,333 within 240 days of the execution of the agreement; and $33,334 within 360 days of the execution of the agreement;

•	500,000 shares of our common stock; and

•	A 0.5% net smelter royalty on all net revenue derived from production from the Uravan Property.

To GeoXplor:

•	$50,000 on February 28, 2011; $50,000 on May 31, 2011; $100,000 on the 1st year anniversary of the agreement;
•	$100,000 on the 2nd year anniversary of the agreement; $100,000 on the 3rd year anniversary of the agreement; and

•	$100,000 on the 4th year anniversary of the agreement;
•
500,000 shares of our common stock on execution of the agreement; 250,000 shares of our common stock on or before the date one year from the date of the agreement; 250,000 shares of our common stock on or before the date two years from the date of the agreement; and 250,000 shares of our common stock on or before the date three years from the date of the agreement; and

•	A 2.5% net smelter royalty on all net revenue derived from production from the Uravan Property.

Pursuant to the terms of the Van-Ur Agreement, the Company made cash payments in the amount of $10,000, and issued 500,000 shares of common stock to FLPC and made cash payments in the amount of $50,000 and issued 500,000 shares of common stock to GeoXplor.

The payment of $33,333 due to FLPC on June 3, 2011 and the payment of $50,000 due to GeoXplor on May 31, 2011 pursuant to the Van-Ur Agreement and the further option to New America were not paid as due. The parties to the agreement have verbally agreed to extend the payment due dates by 120 days and n August 1, 2011, with an effective date of May 31, 2011, the parties executed the extension agreement.  Under the terms of the extension agreement, during the 120 extension period commencing from May 31, 2011,  GeoXplor has the right to solicit and accept offers by other parties on the property, in which case the Van-Ur Agreement will be terminated and neither FLPC or the Company will have any further rights or interest in the Uravan property.

SECTION 9

FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01(d)  Exhibits

Exhibit No.	Description
10.1	Extension Agreement, including Schedules A and B, between First Liberty Power Corp., GeoXplor Corp. and New America Energy Corp. dated effective May 31, 2011	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW AMERICA ENERGY CORP.

Dated: August 3, 2011	By:	/s/ Rick Walchuk
	Name:	Rick Walchuk
`	Title:	President